EXHIBIT 23

                    CONSENT TO INCORPORATION BY REFERENCE

We consent to the incorporation by reference in the Registration Statements of Minnesota Mining and Manufacturing Company on Form S-8 (Registration Nos. 33-14791, 33-48690, 33-58763, 33-49842, 33-
58767 and 2-78422) and Form S-3 (Registration No. 33-48089), of our report dated February 10, 1997, on our audits of the
consolidated  financial  statements  of  Minnesota   Mining   and
Manufacturing Company and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                              /s/ COOPERS & LYBRAND L.L.P.

                              COOPERS & LYBRAND L.L.P.

St. Paul, Minnesota
March 10, 1997